UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2009

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

77-6360 Halawai Place Kailua Kona, HI, 96740
(Address of Principal Executive Offices)

(808) 329-4809
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

5.02 On January 21, 2009 the Board of Directors of the Company received and accepted the resignation of Cliff Walters as Chief Executive Officer and Director of the Company and David Rees as Director of the Company.

On January 21, 2009, the Board of Directors of the Company elected Trent Walters to serve as the Chief Executive Officer of the Company.  Trent Walters will also continue his duties as Senior Vice President, Manufacturing-Product Development for the Company.

Trent Walters, 38, holds a BS in Chemistry from Donnelly College as well a Land Agent Degree. He worked in the Chemical Industry as a lab Manager for Exxon and Hampshire Chemicals and later worked for Pioneer Land, where he gained a wealth of knowledge in the Oil and Gas industry. Trent was the former President of Avalanche Acquisitions, a company that was instrumental in implementing wireless telecommunication service in Western Canada.  Trent's entrepreneurial desire took him to Hawaii where he proceeded to open and operate four dive shops in the Hawaiian Islands, a wholesale activity business, and an internet business directory.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

By:	/s/ Trent Walters
Name: Trent Walters Title: CEO and Director

Dated: January 26, 2009